EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated October 12, 2004 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 463 as of October 12, 2004 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Certified Public Accounting Firm."

                                                              Grant Thornton LLP

Chicago, Illinois
October 12, 2004